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[LETTERHEAD]






                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of AIM Investment Funds, Inc. (formerly, G.T. Investment Funds, Inc.):


     We hereby consent to the inclusion of our report dated December 15, 1997 on our audits of the financial statements and financial highlights of AIM Global Consumer Products and Services Fund, AIM Global Financial Services Fund, AIM Global Infrastructure Fund, AIM Global Telecommunications Fund, AIM Global Health Care Fund and AIM Global Resources Fund (formerly, GT Global Consumer Products and Services Fund, GT Global Financial Services Fund, GT Global Infrastructure Fund, GT Global Telecommunications Fund, GT Global Health Care Fund, and GT Global Natural Resources Fund, respectively) as of October 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of AIM Investment Funds, Inc. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                             /s/ Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 1, 1998